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                                   EXHIBIT 15


Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Pharmacia & Upjohn, Inc.
     Registration on Form 10-Q

We are aware that our report dated October 31, 1996 on our review of interim financial information of Pharmacia & Upjohn, Inc. and Subsidiaries for the three and nine month periods ended September 30, 1996 and 1995, included in this Form 10-Q is incorporated by reference in the Company's prospectus in Form S-8 Registration Statement (No. 33-63903) and the prospectus in Form S-8 Registration Statement (No. 33-03109) and the prospectus in Form S-3 Registation Statement (No. 33-06045). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


                                                      Coopers & Lybrand L.L.P.


Chicago, Illinois
November 13, 1996


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